UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (847) 932-7900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 13, 2018, AbbVie Inc. (“AbbVie”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., acting for themselves and as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which AbbVie agreed to issue and sell to the Underwriters $6.0 billion aggregate principal amount of its senior notes, consisting of $1,250,000,000 aggregate principal amount of its 3.375% senior notes due 2021 (the “2021 Notes”), $1,250,000,000 aggregate principal amount of its 3.750% senior notes due 2023 (the “2023 Notes”), $1,750,000,000 aggregate principal amount of its 4.250% senior notes due 2028 (the “2028 Notes”) and $1,750,000,000 aggregate principal amount of its 4.875% senior notes due 2048 (the “2048 Notes,” and together with the 2021 Notes, the 2023 Notes and the 2028 Notes, the “Notes”) in a registered public offering.

The Notes were sold pursuant to the Underwriting Agreement and were issued pursuant to the Prospectus Supplement, dated September 13, 2018 and filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2018, and the Prospectus dated September 13, 2018, filed as part of the shelf registration statement (File No. 333-227316) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on September 13, 2018. The Notes are governed by an indenture, dated November 8, 2012 (the “Base Indenture”), between AbbVie and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 5, dated as of September [18], 2018 (the “Supplemental Indenture”, and the Base Indenture as so supplemented, the “Indenture”), between AbbVie and the Trustee.

The Notes will mature on November 14 of the applicable year. The Notes are unsecured, unsubordinated obligations of AbbVie and will rank equally in right of payment with all of AbbVie’s existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations.

AbbVie intends to use the net proceeds from the Notes offering, together with cash in hand: (i) to redeem, satisfy and discharge or repay at maturity all of its 2.000% Senior Notes due 2018 in an aggregate outstanding principal amount of $1.0 billion, and to pay any premium and accrued interest in respect thereof; (ii) to prepay or repay at maturity the Three-Year Term Loan Agreement, dated September 25, 2015 (as in effect from time to time, the “Existing Term Loan Agreement”), among AbbVie, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, in an aggregate outstanding principal amount of $2.0 billion, and to pay any accrued interest in respect thereof; and/or (iii) for general corporate purposes.

Please refer to the Prospectus Supplement dated September 13, 2018 for additional information regarding the Notes offering and the terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Underwriting Agreement attached as Exhibit 1.1 hereto; (ii) the Base Indenture attached as Exhibit 4.1 hereto; (iii) the Supplemental Indenture attached as Exhibit 4.2 hereto; and (iv) the forms of the Notes attached hereto as Exhibits 4.3 through 4.6, inclusive.

Many of the underwriters in respect of the Underwriting Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for AbbVie and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

* * * * *

The representations, warranties and covenants of each party set forth in the agreements described in this Current Report on Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that AbbVie and/or its subsidiaries file with the SEC.

Item 1.02. Termination of a Material Definitive Agreement

In connection with its consummation of the Notes offering, on September 18, 2018 AbbVie repaid all of its outstanding obligations under, and terminated, the Existing Term Loan Agreement.  The Existing Term Loan Agreement provided for a $2.0 billion unsecured term loan credit facility.  Absent termination, it would have matured in November 2018. Borrowings under the Existing Term Loan Agreement, at AbbVie’s election, bore interest at either (a) the base rate plus an applicable margin (“Base Rate Loans”) or (b) the Eurocurrency rate plus an applicable margin (“Eurocurrency Rate Loans”).  The applicable margin with respect to such borrowings varied from 0.000% to 0.500% per annum for Base Rate Loans and 0.625% to 1.500% per annum for Eurocurrency Rate Loans, in each case depending on the public debt ratings of AbbVie in effect from time to time.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

1.1

Underwriting Agreement, dated September 13, 2018, by and among AbbVie Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BNP Paribas Securities Corp. (acting for themselves and as representatives of the several underwriters named therein)

4.1

Indenture, dated November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to AbbVie’s Registration Statement on Form 10 filed on November 16, 2012)

4.2	Supplemental Indenture No. 5, dated September 18, 2018, between AbbVie Inc. and U.S. Bank National Association, as trustee

4.3	Form of 3.375% Notes due 2021 (included in Exhibit 4.2 of this Current Report on Form 8-K)

4.4	Form of 3.750% Notes due 2023 (included in Exhibit 4.2 of this Current Report on Form 8-K)

4.5	Form of 4.250% Notes due 2028 (included in Exhibit 4.2 of this Current Report on Form 8-K)

4.6	Form of 4.875% Notes due 2048 (included in Exhibit 4.2 of this Current Report on Form 8-K)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 of this Current Report on Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: September 18, 2018	By:	/s/ William J. Chase

	Name	William J. Chase
	Title:	Executive Vice President, Chief Financial Officer